UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	September 10, 2020

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	NAVB	NYSE American

Item 5.07	Submission of Matters to a Vote of Security Holders.

Navidea Biopharmaceuticals, Inc.’s (the “Company”) 2020 Annual Meeting was held virtually via webcast on September 10, 2020, at 9:00 a.m. Eastern Time.

As described in the Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission on July 31, 2020, the Company’s stockholders took the actions set forth in (1), (2), and (3) below.

(1)	Elected Adam D. Cutler and Jed A. Latkin to serve as directors of the Company until the 2023 Annual Meeting.

The following table shows the voting tabulation for the election of Mr. Cutler and Mr. Latkin:

ACTION	FOR	WITHHELD	BROKER NON-VOTES
Election of Adam D. Cutler	4,764,530	8,443,971	7,369,548
Election of Jed A. Latkin	12,964,584	243,917	7,369,548

(2)	Voted to amend the Company’s 2014 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares.

The following table shows the voting tabulation for the approval of executive compensation:

ACTION	FOR	AGAINST	ABSTENTIONS
Amendment of 2014 Plan	12,172,783	945,306	90,412

(3)	Voted to ratify the appointment of Marcum LLP, to act as the Company’s independent registered public accounting firm for 2020.

The following table shows the voting tabulation for the ratification of Marcum LLP:

ACTION	FOR	AGAINST	ABSTENTIONS
Ratification of Marcum LLP	20,413,119	63,905	101,025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: September 10, 2020	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer